                                                                    Exhibit 23.2
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-80871, 33-99148 and 33-98150) of Transpro, Inc.
of our report dated March 17, 2004 except for note 19 for which the date is June
14, 2005, relating to the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the years ended December 31, 2003 and 2002 and the financial statement schedule for the years ended December 31, 2003 and 2002, which appears in the Current Report on Form 8-K of Transpro, Inc. dated June 14,
2005.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 14, 2005